                                                                      EXHIBIT 21


NOVELL, INC.
SUBSIDIARIES OF THE REGISTRANT

      As of October 31, 2002, the following companies were subsidiaries of Novell, Inc.:

                                                              STATE OF INCORPORATION
                                                              OR COUNTRY IN WHICH
WHOLLY OWNED                                                  ORGANIZED
------------                                                  ---------
Novell de Argentina S.A.                                      Argentina
Novell Belgium N.V                                            Belgium
Novell do Brasil Software Ltda.                               Brazil
Novell Canada, Ltd.                                           Canada
Novell Chile S.A.                                             Chile
Novell Corporation (Malaysia) Sdn Bhd                         Malaysia
Novell Software de Colombia S.A.                              Colombia
Novell Denmark A/S                                            Denmark
Novell European Services Ltd.                                 United Kingdom
Novell Finland OY                                             Finland
Novell GmbH (Austria)                                         Austria
Novell GmbH                                                   Germany
Novell Hong Kong Ltd.                                         Hong Kong
Novell Holdings, Inc.                                         Delaware
Novell International, Ltd.                                    Barbados
Novell Ireland Real Estate                                    Ireland
Novell Ireland Software Limited                               Ireland
Novell Israel Software Ltd.                                   Israel
Novell Italia S.R.L                                           Italy
Novell Korea Co., Ltd.                                        Korea
Novell de Mexico, S.A. de C.V.                                Mexico
Novell Netherland B.V.                                        Netherlands
Novell New Zealand Ltd.                                       New Zealand
Novell Norway A/S                                             Norway
Novell de Panama S.A                                          Panama
Novell Peru S.A.                                              Peru
Novell Philippines, Inc.                                      Philippines
Novell Portugal Informatica LDA.                              Portugal
Novell Pty, Ltd.                                              Australia
Novell de Puerto Rico, Inc.                                   Puerto Rico
Novell S.A.R.L.                                               France
Novell Singapore Pte Ltd.                                     Singapore
Novell Software Development Pvt., Ltd.                        India
Novell Software International, Ltd.                           Ireland
Novell Software Latino America Norte, CA.                     Venezuela
Novell Software (Thailand) Ltd.                               Thailand
Novell South Africa Proprietary Ltd.                          South Africa
Novell Spain S.A.                                             Spain
Novell Svenska A.B.                                           Sweden
Novell Schweiz A.G.                                           Switzerland
Novell Taiwan Co., Ltd.                                       Taiwan
Novell U.K., Ltd.                                             United Kingdom
Novell Uruguay S.A                                            Uruguay
JustOn, Inc.                                                  California
Ukiah Software, Inc.                                          California
Cambridge Technology Capital Management, Inc.                 Delaware

Cambridge Technology CGP, Inc.                                Delaware
Cambridge PCHL L.L.C.                                         Delaware
Cambridge Technology Partners A/S Denmark                     Denmark
Cambridge Technology Partners (Puerto Rico), Inc.             Puerto Rico
Cambridge Technology Partners CTP, Skandinavien Aktiebolag    Sweden
Cambridge Technology Partners PTY Limited                     Australia
Cambridge Technology Partners (Netherlands) B.V.              Netherlands
Cambridge Technology Partners Ltd.                            Canada
Cambridge Technology Partners India Private Limited           India
Cambridge Technology Partners do Brasil s.c. Ltda             Brazil
Cambridge Technology Partners (UK) LTD.                       United Kingdom
Cambridge Technology Partners (Mexico), S/A. de C.V.          Mexico
CTP Services, S.A. de C.V.                                    Mexico
IOS-Gruppen Aktiebolag                                        Sweden
Cambridge Technology Partners (Venezuela) C.A.                Venezuela
Cambridge Technology Partners Deutschland GmbH                Germany
Cambridge Technology Partners Ireland Limited                 Ireland
Cambridge Technology Partners Limited                         Japan
Cambridge Technology Partners (Switzerland) SA                Switzerland
Cambridge Technology Partners Italia S.R.L.                   Italy
Cambridge Technology Partners Columbia S.A.                   Columbia
Cambridge Technology Partners (France) SARL                   France
Cambridge Technology Partners (Benelux) B.V.                  Netherlands
SilverStream Software, LLC                                    Delaware
SilverStream Securities Corporation                           Massachusetts
SilverSolutions spol. s.r.o.                                  Czech Republic
SilverStream B.V.B.A                                          Belgium
SilverStream Canada, Inc.                                     Canada
SilverStream France S.A.                                      France
SilverStream Netherlands, Inc.                                Delaware
SilverStream Norge As                                         Norway
SilverStream Software s.r.o.                                  Czech Republic
SilverStream Software (Asia) Pte. Limited                     Singapore
SilverStream Software (Asia). Limited                         Hong Kong
SilverStream Software (Beijing). Limited                      PRC
SilverStream Software B.V.                                    Netherlands
SilverStream Software Danmark A/S                             Denmark
SilverStream Software GmbH                                    Germany
SilverStream Software Italia S.r.l.                           Italy
SilverStream Software Limited                                 United Kingdom
SilverStream Software S.a.R.L.                                Luxembourg
SilverStream Software Spain S.L.                              Spain
SilverStream Software Sweden AB                               Sweden
SilverStream Software Switzerland GmbH                        Switzerland
Volera, Inc.                                                  Delaware
Volera UK Ltd                                                 United Kingdom
Volera Pty                                                    Australia
Volera GMBH                                                   Germany

MAJORITY OWNED
--------------
Novell Japan, Ltd.                                            Japan
Onward Novell Software Pvt., Ltd.                             India
Empirical Acquisition Corp.                                   California
Cambridge Technology Capital Fund I, L.P.                     Delaware
Cambridge Technology GPLP, L.P.                               Delaware
Celerant Holdings Limited                                     United Kingdom

MAJORITY OWNED
--------------
Celerant, Inc.                                                Delaware
Cambridge Management Consulting NV                            Belgium
Cambridge Management Consulting                               Canada
Cambridge Management Consulting SA                            France
Cambridge Management Consulting GMBH                          Germany
Cambridge Management Consulting Netherlands Holdings B.V.     Netherlands
Cambridge Management Consulting Nordic AS                     Norway
Cambridge Management Consulting Limited                       United Kingdom
Peter Chadwick (Training) Limited                             United Kingdom
PCH Investments Limited                                       United Kingdom